UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2014

DOVER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4018	53-0257888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway

Downers Grove, Illinois 60515

(Address of Principal Executive Offices)

(630) 541-1540

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 5.03 and 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

As discussed below, at the Annual Meeting of Shareholders of Dover Corporation (the “Company”), held on May 1, 2014, the Company’s shareholders approved an amendment to Article 14 of the Company’s Restated Certificate of Incorporation and approved an amendment to Section 3 of Article II of the Company’s By-Laws. Following the Annual Meeting of Shareholders, the Company’s Board of Directors, also on May 1, 2014, approved the further restatement of the Company’s Restated Certificate of Incorporation so as to integrate into a single document the Restated Certificate of Incorporation, the amendment to Article 14 thereof and Certificates of Correction thereto previously filed with the Secretary of State’s office of the State of Delaware. The Board of Directors also approved the restatement of the Company’s By-Laws to integrate into the By-Laws the amendment to Section 3 of Article II thereof approved by the shareholders at the Annual Meeting.

The Fourth Restated Certificate of Incorporation (as filed with the Secretary of State’s Office of the State of Delaware and effective on May 2, 2014) and the Restated By-Laws (as effective as of May 1, 2014) are attached hereto as Exhibits 3(i)(a) and 3(ii)(a), respectively.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 1, 2014, at which meeting the shareholders:

•	elected the twelve directors listed below;

•	ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014;

•	reapproved the performance criteria under the Executive Officer Annual Incentive Plan as required periodically under Section 162(m) of the Internal Revenue Code;

•	approved, on an advisory basis, named executive officer compensation;

•	approved amendments to Article 14 of the Company’s Restated Certificate of Incorporation eliminating the super-majority voting requirements in Article 14; and

•	approved an amendment to Section 3 of Article II of the Company’s By-Laws to permit shareholders to call a special meeting.

The shareholders also voted on proposals to amend Articles 15 and 16 of the Company’s Restated Certificate of Incorporation to eliminate the super-majority voting requirement to amend such Articles. Those proposals did not pass, as passage required the affirmative vote of at least 80% of the outstanding shares of common stock. The proposals to amend Articles 15 and 16 received the affirmative vote of 76.6% and 76.6% of the outstanding shares of common stock, respectively.

The breakdown of the shareholder votes on these matters is listed below:

1. Election of directors:

Director	For	Against	Abstain	Broker Non-Vote
Robert W. Cremin	130,734,099	618,359	341,137	13,977,421
Jean-Pierre M. Ergas	128,840,275	2,514,925	338,395	13,977,421
Peter T. Francis	130,856,406	505,786	331,403	13,977,421
Kristiane C. Graham	128,996,488	2,360,719	336,388	13,977,421
Michael F. Johnston	131,145,436	214,242	333,917	13,977,421
Robert A. Livingston	130,880,543	488,392	324,660	13,977,421
Richard K. Lochridge	128,495,980	2,865,638	331,977	13,977,421
Bernard G. Rethore	129,183,397	2,168,081	342,117	13,977,421
Michael B. Stubbs	129,268,924	2,089,099	335,572	13,977,421
Stephen M. Todd	131,211,289	145,221	337,085	13,977,421
Stephen K. Wagner	131,159,444	193,300	340,851	13,977,421
Mary A. Winston	130,938,178	418,157	337,260	13,977,421

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014:

For	Against	Abstain	Broker Non-Vote
143,625,077	1,688,393	357,546	0

3.	Proposal to reapprove the performance criteria of the Executive Officer Annual Incentive Plan:

For	Against	Abstain	Broker Non-Vote
128,237,174	3,044,006	412,415	13,977,421

4.	Proposal to approve, on an advisory basis, named executive officer compensation:

For	Against	Abstain	Broker Non-Vote
124,342,858	6,662,742	687,995	13,977,421

5. Proposal to approve amendments to Article 14 of the Company’s Restated Certificate of Incorporation (Elimination of super-majority voting requirements in Article 14):

For	Against	Abstain	Broker Non-Vote
130,217,226	1,042,481	433,888	13,977,421

6. Proposal to approve amendments to Article 15 of the Company’s Certificate of Incorporation (Elimination of super-majority voting requirement to amend Article 15):

For	Against	Abstain	Broker Non-Vote
130,226,377	1,031,539	435,679	13,977,421

7. Proposal to approve amendments to Article 16 of the Company’s Restated Certificate of Incorporation (Elimination of super-majority voting requirement to amend Article 16):

For	Against	Abstain	Broker Non-Vote
130,228,092	1,030,323	435,180	13,977,421

8.	Proposal to approve an amendment to the Company’s By-Laws to permit shareholders to call a special meeting:

For	Against	Abstain	Broker Non-Vote
131,168,821	135,622	389,152	13,977,421

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

3(i)(a)	Fourth Restated Certificate of Incorporation of the Company (as filed with the Secretary of State’s Office of the State of Delaware on May 2, 2014).

3(ii)(a)	Restated By-Laws of the Company, effective as of May 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2014	DOVER CORPORATION
(Registrant)

	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

3(i)(a)	Fourth Restated Certificate of Incorporation of the Company (as filed with the Secretary of State’s Office of the State of Delaware on May 2, 2014).

3(ii)(a)	Restated By-Laws of the Company, effective as of May 1, 2014.